EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

INDEXPLUS TRUST SERIES 2003-1

DISTRIBUTION DATE

June 20, 2013

CUSIP NUMBER 45408V203

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the “Underlying Securities” (see following chart):

Interest:	$1,134,715.78
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$3,500.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,134,712.50
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	see the following chart for the aggregate stated principal amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Underlying Securities.

(v)	the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	_ (0)
Principal Balance 06/20/13:	$37,500,000

Amounts Received Per Issuer:

Interest
Issuer	Collected
The Boeing Company	$67,773.13
Citigroup Inc.	$65,006.88
Credit Suisse (USA), Inc.	$78,838.13
Daimler Finance North America LLC	$94,052.50
Ford Motor Company	$82,434.25
General Electric Capital Corporation	$74,688.75
Ally Financial Inc.	$88,520.00
The Goldman Sachs Group, Inc.	$67,773.13
Johnson & Johnson	$54,771.75
Macy’s Retail Holdings, Inc.	$76,348.50
Time Warner Inc.	$73,305.63
Valero Energy Corporation	$82,987.50
Verizon Communications Inc.	$85,753.75
CBS Corporation	$60,857.50
Weyerhaeuser Company	$81,604.38
$1,134,715.78

Principal Amounts, Rates & Current Ratings:

Issuer		Rate	CUSIP	Moody's	S&P
The Boeing Company	$2,213,000	6.125%	097023AU9	A2	A
Citigroup Inc.	$2,213,000	5.875%	172967BU4	Baa3	BBB+
Credit Suisse (USA), Inc.	$2,213,000	7.125%	22541LAE3	A1	A
Daimler Finance North America LLC	$2,213,000	8.500%	233835AQ0	A3	A-
Ford Motor Company	$2,213,000	7.450%	345370CA6	Baa3	BB+
General Electric Capital Corporation	$2,213,000	6.750%	36962GXZ2	A1	AA+
Ally Financial Inc.	$2,213,000	8.000%	370425RZ5	B1	B+/*+
The Goldman Sachs Group, Inc.	$2,213,000	6.125%	38141GCU6	A3	A-
Johnson & Johnson	$2,213,000	4.950%	478160AL8	Aaa	AAA
Macy’s Retail Holdings, Inc.	$2,213,000	6.900%	577778BQ5	Baa3	BBB
Time Warner Inc.	$2,213,000	6.625%	887315BN8	Baa2	BBB
Valero Energy Corporation	$2,213,000	7.500%	91913YAE0	Baa2	BBB
Verizon Communications Inc.	$2,213,000	7.750%	92344GAS5	A3	A-
CBS Corporation	$2,213,000	5.500%	925524AV2	Baa2	BBB
Weyerhaeuser Company	$2,213,000	7.375%	962166BR4	Baa3	BBB-
United States Department of Treasury	$4,305,000	0.000%	912803CH4	Aaa	AA+/u

	$37,500,000